Scientific Industries, Inc.
70 Orville Drive
Bohemia, New York 11716 USA


FOR IMMEDIATE RELEASE (Bohemia, NY, August 9, 2011)

Scientific Industries Announces the passing of a Director


Scientific Industries Inc. (OTCBB-SCND), August 9, 2011 - Scientific Industries Inc., announced the passing of Joseph I. Kesselman, a Director of the Company. Ms. Helena R. Santos, Chief Executive Officer and a Director stated that the Company was extremely saddened and grateful for his keen and thoughtful service to the Company as a Director since 1961 and from August 2002 until his resignation in February 2006 as Chairman.

No decision has been made as to the filling of the vacancy.





About Scientific Industries
Scientific Industries designs, manufactures, and markets a variety of laboratory equipment, including the world-renowned Vortex-Genie? 2 Mixer, and produces and sells customized catalyst research instruments. Scientific Industries' products are generally used for research purposes in laboratories of universities, hospitals, pharmaceutical companies, chemical companies, and medical device manufacturers.

"Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. The Company undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in the Company's Securities and Exchange Commission reports, including our annual report on Form 10-K."



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